EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the Quarterly Report on Form 10-Q of Medwave, Inc. (the “Company”) for the quarterly period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and dates listed below, hereby certifies that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 4, 2006

By:	/s/ Timothy J. O’Malley

Timothy J. O’Malley
President and Chief Executive Officer
(Principal Executive Officer and Principal Financial Officer)

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